Certification under Rule 466


         The Depositary, Citibank, N.A., represents and certifies the following:

         (1) That it previously had filed a Registration Statement on Form F-6 (Anglo American plc, File No. 333-91100), which the Commission declared effective, with terms of deposit identical to the terms of this Post-Effective Amendment No. 1 to Registration Statement (Anglo American plc, File No. 333-91100), except for the number of foreign securities a Depositary Share represents.

          (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                           Citibank, N.A., as Depositary





                           By:    /s/ Patricia Brigantic
                              ------------------------------------------------
                            Name: Patricia Brigantic
                           Title: Director and Counsel